                         AMERICAN GREETINGS CORPORATION
                             FORM 8-K CURRENT REPORT
                                DECEMBER 18, 2001

                                   EXHIBIT 99

           AMERICAN GREETINGS REPORTS THIRD QUARTER FINANCIAL RESULTS
                            IN LINE WITH PROJECTIONS

                  CORPORATION ANNOUNCES SUSPENSION OF DIVIDEND


CLEVELAND, Ohio (Dec. 18, 2001) - American Greetings Corporation (NYSE: AM) today reported operating results in line with projections for the third quarter of fiscal 2002.

The Corporation achieved after-tax earnings before special charges of $40.9 million, or 64 cents per share (54 cents per share assuming full dilution), for the third quarter ended Nov. 30, 2001. These results compare to net income of $32.0 million, or 50 cents per share, up 28 percent from the third quarter last year. Including the after-tax impact of special charges amounting to $34.3 million ($55.0 million pre-tax), or 54 cents per share, for the quarter, American Greetings reported net income of $6.6 million, or 10 cents per share.

Special charges for the third quarter include the following:


                                                 Pre-tax            Basic
                                                  income             EPS
                                                (millions)       (after-tax)
                                               -------------    ---------------
Reported results                                      $10.6               $.10
Impact of special charges:

  Scan-based trading                                   31.0                .31
  Business reorganization                              24.0                .23
                                               -------------    ---------------
Earnings before special charges                       $65.6               $.64
                                               =============    ===============


Reported sales in the third quarter were $705.4 million, compared to $766.1 million in the same period last year. After removing the impact of scan-based trading conversion initiatives and the Corporation's brand and product line size reduction initiatives, sales for the quarter were down 5.0 percent from the same period in fiscal 2001. The revenue impact of the pay from scan conversion was complete as of the end of the third quarter in fiscal 2002.

Morry Weiss, chairman and chief executive officer of American Greetings, said synergies from the integration of recent acquisitions helped the Corporation achieve expectations for the quarter. "We are pleased to have made our earnings projections, considering that the economic conditions this quarter negatively impacted us and some of our retailers," Weiss said. "Revenue was down slightly, due in part to unfavorable exchange rates and reduced shipments from our Plus Mark subsidiary. However, cost reductions related to the integration of the Gibson Greetings and CPS Corporation acquisitions, along with continued process improvements, are having a positive impact on our bottom line.

"We remain confident that we will deliver the anticipated cost savings outlined in our restructuring plan," Weiss added.

The Corporation achieved after-tax earnings before special charges of $31.3 million, or 49 cents per share, for the first nine months of fiscal 2002. Including the after-tax impact of special charges amounting to $140.5 million ($225.5 million pre-tax), or $2.21 for the nine months to date, the Corporation reported a net loss of $109.2 million, or $1.72 per share. These results compare to net income of $13.9 million, or 22 cents per share (47 cents per share excluding the cumulative effect of an accounting change and a one-time gain on the sale of an asset), for the first nine months of fiscal year 2001.

Special charges for the nine months include the following:


                                              Pre-tax            Basic
                                              income              EPS
                                            (millions)        (after-tax)
                                           --------------    --------------
Reported results                                ($175.3)          ($1.72)
Impact of special charges:

  Scan-based trading                               84.4              .83
  Business reorganization                         123.4             1.21
  Internet contract changes                        17.7              .17
                                           -------------    -------------
Earnings before special charges                   $50.2             $.49
                                          ==============    =============


Net sales for the nine months ended Nov. 30, 2001, were $1.70 billion, compared to $1.86 billion for the first three quarters of fiscal 2001. The decrease in net sales reflects the impact of the Corporation's retail inventory reduction initiative in the first half of the year, as well as the rollout of its new value pricing strategy, the implementation of its scan-based trading business model, and its brand and product line size reduction initiatives.

Earnings before interest, taxes, depreciation and amortization adjusted to exclude special charges (EBITDA) were $109.1 million for the third quarter and $169.2 million for the nine months ended Nov. 30. EBITDA for the trailing four quarters adjusted to exclude special charges was $287.1 million.

The Corporation also said that its electronic subsidiary, AmericanGreetings.com, was break-even in the third calendar quarter, will be profitable in the fourth quarter as previously announced, and will be cash flow positive for the year. AmericanGreetings.com recently launched a major initiative to increase the amount of paid content on its Web sites to diversify its revenue streams. "While we cannot yet say how successful this strategy will be, we expect AmericanGreetings.com to be a positive contributor to earnings next year," Weiss said.

American Greetings also reaffirmed its previously stated basic earnings projections (excluding special charges) of $1.10 to $1.20 ($.98 to $1.08 assuming full dilution) for the full year.

DIVIDEND SUSPENSION
The Board of Directors of American Greetings voted to suspend the Corporation's quarterly dividend, effective immediately. "While we are in compliance with the debt covenants regarding our ability to pay a dividend, we have decided that focusing on generating cash and debt reduction should be our primary objectives and are in the best interests of our shareholders," Weiss said.

CONFERENCE CALL ON THE WEB

American Greetings will broadcast its third quarter conference call live on the Internet at 10:30 a.m. Eastern time on Tuesday, Dec. 18, 2001.

The conference call will be accessible through the Investor Relations section of the American Greetings corporate Web site at http://corporate.americangreetings.com. Minimum requirements to listen to the Web cast are Windows Media Player software (available free at www.microsoft.com), audio capabilities, and at least a 14.4Kbps connection to the Internet. A replay of the call will also be available on the site.

ABOUT AMERICAN GREETINGS
American Greetings Corporation (NYSE: AM) is the world's largest publicly held creator, manufacturer and distributor of greeting cards and social expression products. Its staff of artists, designers and writers comprises one of the largest creative departments in the world and helps consumers "say it best" by supplying more than 15,000 greeting card designs to retail outlets in nearly every English-speaking country. Located in Cleveland, Ohio, American Greetings generates annual sales of more than $2.5 billion. For more information on the Corporation, visit http//www.americangreetings.com on the World Wide Web.

                                       ###

CONTACTS:
DALE A. CABLE                       DAVID D. POPLAR
VICE PRESIDENT, TREASURER           INVESTOR AND MEDIA RELATIONS MANAGER
(216) 252-7300                      (216) 252-4864
dale.cable@amgreetings.com          david.poplar@amgreetings.com

The statements contained in this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties, including but not limited to: retail bankruptcies and consolidations, successful implementation of the Corporation's restructuring, a weak retail environment, consumer acceptance of products as priced and marketed, the impact of technology on core product sales and competitive terms of sale offered to customers. Risks pertaining specifically to the Corporation's electronic marketing business include the viability of online advertising as a revenue generator and the public's acceptance of online social expression products and subscriptions thereto.

                         AMERICAN GREETINGS CORPORATION
                 THIRD QUARTER REPORT OF CONSOLIDATED OPERATIONS
                      FISCAL YEAR ENDING FEBRUARY 28, 2002


               (In thousands of dollars except per share amounts)


                                                                    (Unaudited)
                                                                Three Months Ended
                                                                    November 30,
                                                         ----------------------------------
                                                              2001                  2000
                                                         ------------           -----------

Net sales                                                  $ 705,433             $ 766,095
Income before income taxes                                    10,635                50,321
Income tax expense                                             4,010                18,306
Net income                                                     6,625                32,015


Earnings per share and earnings per share -
     assuming dilution                                        $ 0.10                $ 0.50

Average number of common
  shares outstanding                                      63,705,743            63,506,387

                         AMERICAN GREETINGS CORPORATION
                 THIRD QUARTER REPORT OF CONSOLIDATED OPERATIONS
                      FISCAL YEAR ENDING FEBRUARY 28, 2002


               (in thousands of dollars except per share amounts)


                                                              (Unaudited)
                                                            Nine Months Ended
                                                               November 30,
                                                     ---------------------------------
                                                         2001                 2000
                                                     ------------         ------------

Net sales                                            $  1,699,398         $  1,855,568
                                                     ============         ============




(Loss) income before income taxes
     and cumulative effect of
     accounting change                               $   (175,259)        $     55,023
Income tax (benefit) expense                              (66,072)              20,007
                                                     ------------         ------------
(Loss) income before cumulative
     effect of accounting change                         (109,187)              35,016
Cumulative effect of accounting
     change, net of tax                                        --              (21,141)
                                                     ------------         ------------
Net (loss) income                                    $   (109,187)        $     13,875
                                                     ============         ============


(Loss) earnings per share and (loss) earnings
    per share - assuming dilution:
Before cumulative effect of
    accounting change                                $      (1.72)        $       0.55
Cumulative effect of accounting
    change, net of tax                                         --                (0.33)
                                                     ------------         ------------
                                                     $      (1.72)        $       0.22
                                                     ============         ============

Average number of common
  shares outstanding                                   63,569,030           63,699,617

                         AMERICAN GREETINGS CORPORATION
                 THIRD QUARTER REPORT OF CONSOLIDATED OPERATIONS
                      FISCAL YEAR ENDING FEBRUARY 28, 2002


               (In thousands of dollars except per share amounts)

                                                       (Unaudited)                               (Unaudited)
                                                    Three Months Ended                        Nine Months Ended
                                                       November 30,                              November 30,
                                             --------------------------------         ---------------------------------
                                                 2001                2000                2001                    2000
                                             ------------        ------------         ------------         ------------

Net sales                                    $    705,433        $    766,095         $  1,699,398         $  1,855,568

Costs and expenses:
      Material, labor and other
          production costs                        313,512             355,858              751,529              754,293
      Selling, distribution
          and marketing                           284,785             277,327              799,049              810,083
      Administrative and general                   71,290              70,326              214,488              208,896
      Restructure charges                              --                  --               52,925                   --
      Interest expense                             23,619              15,066               59,144               39,649
      Other expense (income) - net                  1,592              (2,803)              (2,478)             (12,376)
                                             ------------        ------------         ------------         ------------
                                                  694,798             715,774            1,874,657            1,800,545
                                             ------------        ------------         ------------         ------------

Income (loss) before income
      taxes and cumulative effect
      of accounting change                         10,635              50,321             (175,259)              55,023
Income tax expense (benefit)                        4,010              18,306              (66,072)              20,007
                                             ------------        ------------         ------------         ------------

Income (loss) before cumulative
      effect of accounting change                   6,625              32,015             (109,187)              35,016
Cumulative effect of accounting
      change, net of tax                               --                  --                   --              (21,141)
                                             ------------        ------------         ------------         ------------

Net income (loss)                            $      6,625        $     32,015         $   (109,187)        $     13,875
                                             ============        ============         ============         ============



Earnings (loss) per share:
      Before cumulative effect of
          accounting change                  $       0.10        $       0.50         $      (1.72)        $       0.55
      Cumulative effect of accounting
          change, net of tax                           --                  --                   --                (0.33)
                                             ------------        ------------         ------------         ------------

Earnings (loss) per share and
      earnings (loss) per share -
      assuming dilution                      $       0.10        $       0.50         $      (1.72)        $       0.22
                                             ============        ============         ============         ============


Average number of common
      shares outstanding                       63,705,743          63,506,387           63,569,030           63,699,617

                         AMERICAN GREETINGS CORPORATION
              THIRD QUARTER REPORT OF CONSOLIDATED SALES AND INCOME
                      FISCAL YEAR ENDING FEBRUARY 28, 2002

               (In thousands of dollars except per share amounts)


    Note A: SEASONAL NATURE OF BUSINESS: The Corporation's business is seasonal in nature. Therefore, the results of operations for interim periods are not necessarily indicative of the results for the fiscal year taken as a whole.

    Note B: RECLASSIFICATIONS: Certain amounts in the prior year financial statements have been reclassified to conform to the 2001 presentation.

    Note C:          CUMULATIVE EFFECT OF ACCOUNTING CHANGE: In December
                     1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101), which among other guidance, clarifies the Staff's views on various revenue recognition and reporting matters. As a result, effective March 1, 2000, the Corporation adopted a change in its method of accounting for certain shipments of seasonal product. Under the new accounting method, the Corporation recognizes revenue on these seasonal shipments at the approximate date the merchandise is received by the customer and not upon shipment from the distribution facility. Customer receipt is a more preferable method of recording revenue due to the large volumes of seasonal product shipment activity and the time required to achieve customer requested delivery dates. The implementation of this change was accounted for as a change in accounting principle and applied cumulatively as if the change occurred at March 1, 2000. The effect of the change was a one-time reduction to the Corporation's earnings of $21,141, which is included in operations for the nine months ended November 30, 2000.

    Note D: ACQUISITIONS: On September 12, 2001, the Corporation completed the acquisition of the BlueMountain.com division of At Home Corporation in a cash transaction. The consolidated results include the results of BlueMountain.com from the date of acquisition forward.

                     On March 19, 2001, the Corporation completed the acquisition of all outstanding shares of Egreetings Network, Inc. ("Egreetings") in a cash transaction. The Corporation had previously held a minority interest in Egreetings. The consolidated results include the results of Egreetings from the date of acquisition forward.

                     On July 13, 2000, the Corporation completed its acquisition of CPS Corporation ("CPS") for cash and shares of the Corporation's common stock. The consolidated results include the results of CPS from the date of acquisition forward.

                     On March 9, 2000, the Corporation completed the acquisition of all outstanding shares of Gibson Greetings, Inc. ("Gibson") in a cash transaction. The consolidated results include the results of Gibson from the date of acquisition forward.

    Note E: DEFERRED COSTS: The major components of prepaid expenses and other and other assets are deferred costs relating to agreements with certain customers. Total commitments under the agreements are capitalized as deferred costs and future payment commitments, if any, are recorded as liabilities when the agreements are consummated. Deferred costs are charged to operations on a straight-line basis over the effective period of each agreement, generally three to six years. Deferred costs estimated to be charged to operations during the next twelve months are classified with prepaid expenses and other.

    Note F:          SPECIAL CHARGES: During the nine months ended November
                     30, 2001, the Corporation recorded a pre-tax restructuring charge of $52,925. The primary components of this charge were costs associated with the shutdown of certain of the Corporation's domestic and foreign manufacturing and distribution operations, including employee severance and benefit termination costs. The Corporation's Internet unit also recorded a pre-tax charge to write off the value of a partner contract in the amount of $17,727. In addition, the Corporation recorded a pre-tax charge of $54,014 during the period to write down inventory in its domestic operations to net realizable value associated with its previously-announced one-time efforts. This amount is classified as material, labor, and other production costs. The Corporation also incurred pre-tax costs of $34,140 for other project-related expenses. The total pre-tax impact of the restructuring and inventory charges was $141,079 ($87,892 net of tax), or $1.38 per share.

                     Also during the period, the Corporation began implementing its scan-based trading business model with certain of its retailers. The impact of its implementation was a $65,485 reduction in its net sales and a $10,149 reduction in its material, labor and other production costs. In addition, the Corporation incurred implementation and other costs of $29,057 for a total pre-tax impact of $84,393 ($52,577 net of tax), or $0.83 per share.

                         AMERICAN GREETINGS CORPORATION
                THIRD QUARTER REPORT OF CONSOLIDATED OPERATIONS
                      FISCAL YEAR ENDING FEBRUARY 28, 2002


               (In thousands of dollars except per share amounts)

                                                                           (Unaudited)
                                                                           November 30,
                                                                 -------------------------------
                                                                     2001                2000
                                                                 -----------         -----------

ASSETS
CURRENT ASSETS
      Cash and cash equivalents                                  $    45,353         $    78,846
      Accounts receivable, less allowances of
         $185,499 and $179,618, respectively (principally
         for sales returns)                                          538,546             612,990
      Inventories                                                    341,962             344,981
      Deferred and refundable income taxes                           151,048             219,460
      Prepaid expenses and other                                     207,742             232,328
                                                                 -----------         -----------
         Total current assets                                      1,284,651           1,488,605

GOODWILL - NET                                                       256,259             211,949
OTHER ASSETS                                                         901,061             788,164
PROPERTY, PLANT AND EQUIPMENT - NET                                  438,333             472,107
                                                                 -----------         -----------
                                                                 $ 2,880,304         $ 2,960,825
                                                                 ===========         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Debt due within one year                                         $    35,056         $   647,717
Accounts payable and accrued liabilities                             346,379             247,322
Accrued compensation and benefits                                     97,762              89,179
Dividends payable                                                      6,368              19,677
Income taxes                                                         118,787              20,366
Other current liabilities                                            143,775             136,186
                                                                 -----------         -----------
  Total current liabilities                                          748,127           1,160,447

LONG-TERM DEBT                                                       995,239             423,263
OTHER LIABILITIES                                                    198,258             146,066
DEFERRED INCOME TAXES                                                 23,351              56,326

SHAREHOLDERS' EQUITY
Common shares - Class A                                               59,125              58,857
Common shares - Class B                                                4,620               4,629
Capital in excess of par value                                       288,453             304,970
Treasury stock                                                      (447,080)           (447,244)
Accumulated other comprehensive loss                                 (70,026)            (64,358)
Retained earnings                                                  1,080,237           1,317,869
                                                                 -----------         -----------
Total shareholders' equity                                           915,329           1,174,723
                                                                 -----------         -----------
                                                                 $ 2,880,304         $ 2,960,825
                                                                 ===========         ===========

                         AMERICAN GREETINGS CORPORATION
                THIRD QUARTER REPORT OF CONSOLIDATED OPERATIONS
                      FISCAL YEAR ENDING FEBRUARY 28, 2002


               (In thousands of dollars except per share amounts)

                                                                                    (Unaudited)
                                                                                 Nine Months Ended
                                                                                   November 30,
                                                                          ------------------------------
                                                                               2001             2000
                                                                          -------------     ------------


OPERATING ACTIVITIES:
     Net (loss) income                                                       $(109,187)        $ 13,875
     Adjustments to reconcile to net cash
     provided by operating activities:
       Cumulative effect of accounting change, net of tax                            -           21,141
       Restructure charges                                                      46,439                -
       Depreciation and amortization                                            62,284           71,948
       Deferred and refundable income taxes                                     41,636              262
       Changes in operating assets and liabilities,
          net of effects from acquisitions:
          Increase in trade accounts receivable                               (153,099)        (208,740)
          Decrease (increase) in inventories                                    20,589          (25,418)
          Decrease (increase) in other current assets                            6,394          (14,614)
          Increase in deferred cost - net                                      (46,551)          (1,296)
          Decrease in accounts payable and other liabilities                   (67,251)         (61,896)
          Other - net                                                            7,263           (9,486)
                                                                        ---------------  ---------------
          Cash Used by Operating Activities                                   (191,483)        (214,224)


INVESTING ACTIVITIES:
     Business acquisitions                                                     (35,000)        (179,993)
     Property, plant & equipment additions                                     (21,597)         (56,730)
     Proceeds from sale of fixed assets                                          3,459           24,484
     Investment in corporate owned life insurance                                5,745            2,526
     Other - net                                                               (14,058)          24,200
                                                                        ---------------  ---------------
          Cash Used by Investing Activities                                    (61,451)        (185,513)

FINANCING ACTIVITIES:
     Increase in long-term debt                                                688,485                -
     Reduction of long-term debt                                               (80,622)         (35,003)
     (Decrease) increase in short-term debt                                   (341,058)         537,420
     Sale of stock under benefit plans                                              92                -
     Purchase of treasury shares                                                   (99)         (45,448)
     Dividends to shareholders                                                 (20,202)         (39,396)
                                                                        ---------------  ---------------
       Cash Provided by Financing Activities                                   246,596          417,573
                                                                        ---------------  ---------------
(DECREASE) INCREASE IN CASH AND EQUIVALENTS                                     (6,338)          17,836


       Cash and Equivalents at Beginning of Year                                51,691           61,010
                                                                        ---------------  ---------------
       Cash and Equivalents at End of Period                                  $ 45,353         $ 78,846
                                                                        ===============  ===============